Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-24155 of The Davey Tree Expert Company on Form S-8 of our report dated May 25, 2001, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
June 24, 2002